EXHIBIT 5.2

Stradling Yocca Carlson & Rauth A Professional Corporation 660 Newport Center Drive, Suite 1600 Newport Beach, CA92660-6422 949 725 4000 stradlinglaw.com

September 24, 2021

VolitionRx Limited

13215 Bee Cave Parkway
Suite 125, Galleria Oaks B
Austin, Texas 78738

Re:	VolitionRx Limited Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for VolitionRx Limited, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 24, 2021 under the Securities Act of 1933, as amended (the “Securities Act”), and you have requested our opinion with respect to the matters set forth below.

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the “Prospectus”). The Prospectus provides that it may be supplemented by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). We have rendered a separate opinion in connection with certain matters relating to the Registration Statement, which is being filed as Exhibit 5.1 thereto.

You have requested our supplemental opinion with respect to certain matters in connection with the proposed offer and sale by the Company of an aggregate of up to $25,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Registration Statement, the Prospectus and a Prospectus Supplement relating to the offer and sale of the Shares (the Prospectus and the Prospectus Supplement shall collectively be referred to as the “Sales Prospectus”). We understand that the Shares are proposed to be offered and sold by the Company through Cantor Fitzgerald & Co. and Oppenheimer & Co. Inc., as sales agents (each, an “Agent” and together, the “Agents”), pursuant to that certain Equity Distribution Agreement, dated as of September 24, 2021, by and between the Sales Agents and the Company (the “Sales Agreement”).

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the preparation and filing of the Registration Statement, the preparation and filing of the Sales Prospectus, the negotiation and execution of the Sales Agreement, and the authorization, issuance and sale of the Shares.

In connection with the preparation of this supplemental opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Sales Prospectus and the Sales Agreement, will be validly issued, fully paid and non-assessable.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

VolitionRx Limited

September 24, 2021

Page Two

This supplemental opinion is for your benefit in connection with the offer and sale of the Shares pursuant to the Registration Statement and may be relied upon by you and by persons entitled by law to rely upon it pursuant to the applicable provisions of the U.S. federal securities laws. We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement, and further consent to the use of our name under the caption “Legal Matters” in the Sales Prospectus which is part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this supplemental opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours, /s/ STRADLING YOCCA CARLSON & RAUTH, P.C. Stradling Yocca Carlson & Rauth, P.C.